Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion in this Registration Statement on Form S-1 of our auditors’ report dated May 12, 2022 on the consolidated financial statements of Rumble Inc. and its subsidiaries (the “Company”) for the years ended December 31, 2021 and 2020 (which report expresses an unqualified opinion).

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

October 18, 2022